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                                                                   Exhibit 10.26

                                AMENDMENT NO. 1
                                     TO THE
               TENNECO AUTOMOTIVE INC. DEFERRED COMPENSATION PLAN

     This Amendment No. 1 (the "Amendment") to the Tenneco Automotive Inc. Deferred Compensation Plan (the "Plan") is hereby adopted by Tenneco Automotive Inc. (the "Company") effective as of the date set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

     1. AMENDMENT OF SECTION 4(b). Section 4(b) of the Plan is hereby amended and restated to read in its entirety as follows:

      "(b) Directors who are not employees of the Company or its subsidiaries (hereinafter referred to as "Outside Directors") will receive as part of their compensation for service on the Company's Board of Directors sixty
      (60) percent of their annual retainer fee through credits deferred subject to the terms of this Plan in the Automotive stock index account. Amounts credited to the Automotive stock index account under this Section 4(b) will be settled either in cash or, if the Company so elects, shares of the Company's common stock and will be offered under the Company's principal equity incentive plan then in effect."

     2. AMENDMENT OF SECTION 6(b). Section 6(b) of the Plan is hereby amended and restated to read in its entirety as follows:

      "(b) Automotive stock index account -- the amount of deferral will be invested in the Tenneco Automotive Inc. stock equivalent account. Any investment in this account will be measured solely by the performance of the Company's common stock (including dividends that will be reinvested). Amounts credited to this account will be settled either in cash or, if the Company so elects, shares of the Company's common stock and will be offered under the Company's principal equity incentive plan then in effect."

     3. NO OTHER CHANGES. Except to the extent expressly amended by the terms of this Amendment, all provisions of the Plan shall remain in full force and effect following the date hereof and shall not be modified by this Amendment.

     IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set froth herein by its respective officers thereunder duly authorized, effective as of March 11, 2003.

                                        TENNECO AUTOMOTIVE INC.

                                        By: /s/ Mark P. Frissora
                                            ------------------------------------
                                            Mark P. Frissora
                                            Chairman and Chief Executive Officer